UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2015 (July 17, 2015)
 ______________________________________________________________
TERRAFORM POWER, INC.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor
Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

6.125% Senior Notes due 2025

On July 17, 2015, TerraForm Power Operating, LLC, a Delaware limited liability company (“TerraForm Operating”), a subsidiary of TerraForm Power, Inc. (“TerraForm Power”), issued $300 million aggregate principal amount of 6.125% senior notes due 2025 (the “2025 Notes”), under an indenture, dated as of July 17, 2015 (the “Indenture”), among TerraForm Operating, the TerraForm Note Guarantors (as defined below) and U.S. Bank National Association, as trustee for the 2025 Notes. The 2025 Notes are jointly and severally guaranteed by TerraForm Operating’s direct parent, TerraForm Power, LLC, and each of TerraForm Operating’s existing and future subsidiaries that is a guarantor under its senior secured revolving credit facility, subject to certain exceptions (collectively, the “TerraForm Note Guarantors”). The 2025 Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and to persons outside of the United States pursuant to Regulation S under the Securities Act, at a purchase price equal to 100.000% of the principal amount thereof.

TerraForm Operating intends to use the net proceeds to fund, in whole or in part, renewable energy projects (“Eligible Green Projects”). Specifically, the Issuer intends to use the net proceeds from the offering to fund a portion of the purchase price of the previously announced acquisition of certain wind power plants from Invenergy, to finance other Eligible Green Projects and to pay fees, expenses and other costs related thereto.

The Indenture provides, among other things, that the 2025 Notes will be senior unsecured obligations of TerraForm Operating. Interest is payable on the 2025 Notes on June 15 and December 15 of each year beginning on December 15, 2015 until their maturity date of June 15, 2025.

The terms of the Indenture, among other things, limit the ability of TerraForm Operating and certain of its subsidiaries to create liens on assets and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries.

The Indenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the 2025 Notes to become or to be declared due and payable.

The 2025 Notes were issued in a transaction exempt from registration under the Securities Act or any state securities laws. Therefore, 2025 Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This Current Report on Form 8-K hereto does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TerraForm Power, Inc.

	By:	/s/ Sebastian Deschler
	Name:	Sebastian Deschler
	Title:	Senior Vice President, General Counsel and Secretary

Dated: July 22, 2015